UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 21, 2005

Date of Report (Date of earliest event reported)

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13626	75-2293354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Waters Ridge Drive

Lewisville, Texas 75057-6011

(Address of principal executive offices and zip code)

(972) 420-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 21, 2005, the Board of Directors of the Company at a regular board meeting increased the size of its Board of Directors to eight and elected C. Thomas Smith to fill the one resulting, newly created directorship. The increase in the size of the board of directors and the election of Mr. Smith is effective at the next regular meeting of the Horizon Board of Directors presently scheduled for October 21, 2005. It is expected that Mr. Smith will be named to the Nominating and Corporate Governance Committee and the Compensation Committee of the Board of Directors.

A copy of the press release issued by the Company describing the appointment is furnished herewith as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements And Exhibits

(c)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company on July 27, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON HEALTH CORPORATION

Date: July 27, 2005	By:	/s/ John E. Pitts
John E. Pitts
Senior Vice President – Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company on July 27, 2005.